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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Yardville National Bancorp:

We consent to the incorporation by reference in registration statements (No. 333-98076, No. 333-28193, No. 333-71741, No. 333-102932, No. 333-115891 and No.
333-131142) on Form S-8 and registration statements (No. 333-109706 and No. 333-104478) on Form S-3 of Yardville National Bancorp and subsidiaries of our report dated March 16, 2006 with respect to the consolidated statements of condition of Yardville National Bancorp and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are incorporated by reference in the December 31, 2005 Annual Report on Form 10-K of Yardville National Bancorp.


/s/ KPMG LLP

Short Hills, New Jersey
March 16, 2006